EXHIBIT 10.3

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 31, 2010, is entered into by and between Deep Down, Inc., a corporation existing under the laws of Nevada (the “Company”) and Flotation Investor, LLC, a Delaware limited liability company  (the “Purchaser”).

WHEREAS, the Company, Cuming Corporation, a corporation existing under the laws of the Commonwealth of Massachusetts (“Cuming”) and the stockholders of Cuming entered into that certain Stock Purchase Agreement, dated May 3, 2010, as amended, (the “SPA”) and, pursuant to which the Company agreed to purchase all of the issued and outstanding shares of Cuming’s common stock;

 WHEREAS, concurrently herewith, the Company is assigning its rights under the SPA to Cuming Flotation Technologies, LLC, an entity to be jointly owned by the Company and Purchaser (the “LLC”);

 WHEREAS, concurrently herewith, the Company and Purchaser are entering into the Amended and Restated Limited Liability Company Agreement of the LLC (the “LLC Agreement”) which will provide for the governance of the LLC;

 WHEREAS, concurrently herewith, the LLC, Purchaser, the Company and Flotation Technologies Inc. (“Flotec”) are entering into that certain Contribution Agreement, dated as of the date hereof (the “LLC Contribution Agreement”), pursuant to which (1) Flotec will contribute to the LLC all of the assets of Flotec and the LLC will assume all of the liabilities of Flotec, (2) the Company will contribute to the LLC (a) all of its rights and obligations under the SPA and (b) a $1,400,000 cash contribution and (3) Purchaser will make a $22,350,000 cash contribution to the LLC; and

WHEREAS, in connection with the Company’s contribution to the LLC, the Company desires to sell and issue to Purchaser, and Purchaser desires to purchase and subscribe from the Company, twenty million (20,000,000) shares of the Company’s common stock, par value $0.001 (the “Company Common Stock”).

NOW THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants contained in this Agreement, the Company and the Purchasers hereby agree as follows:

ARTICLE I

AUTHORIZATION; PURCHASE AND SALE OF SECURITIES

1.1   Authorization.  The Company has, as of the date hereof, authorized the issuance and sale to the Purchaser of twenty million (20,000,000) shares of Company Common Stock (the “Shares”). The Shares are referred to herein as the “Securities”.

1.2   Issuance and Sale of Securities.  At the Closing, subject to the terms and conditions hereof, the Company shall issue and sell to Purchaser, and the Purchaser shall purchase from the Company, the Shares for an aggregate purchase price of $1,400,000 (the “Purchase Price”).

1.3   Conveyance Taxes.  The Company shall be liable for and shall hold the Purchaser harmless against any Conveyance Taxes which become payable in connection with the issuance, sale and delivery of the Securities.

ARTICLE II

CLOSING

2.1   Closing.

(a)   The Closing shall take place at 10:00 a.m. at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York 10036, on the day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or at such other location, date and time as may be agreed upon by the Company and the Purchaser (the “Closing” and such date and time being called the “Closing Date”).

(b)   At the Closing, the Company shall issue and deliver to Purchaser a stock certificate or certificates, registered in the name of such Purchaser, representing the Shares being purchased under this Agreement, and against delivery of the stock certificate or certificates therefor, on the Closing Date, Purchaser shall pay to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company, immediately available funds in an amount equal to the Purchase Price.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows, subject to the exceptions, qualifications and disclosures provided in the LLC Contribution Agreement with regard to the assets contributed thereunder:

3.1   Organization.

The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business and in good standing in each other jurisdiction in which it conducts business, has assets or employees or maintains an office and has all requisite corporate power and authority to own, lease and operate the assets used in its business and to carry on its business as presently conducted.

3.2   Authorization; No Conflicts.

The Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite action of the Company.  This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated hereby, and its compliance with the provisions hereof will not (a) violate any provision of any Law applicable to the Company, or any of their properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or under the Fundamental Documents or any contract to which the Company or its subsidiaries is a party.

3.3   Capitalization.

(a)   As of December 23, 2010, the capital stock of the Company consists of Four Hundred Ninety Million (490,000,000) shares of common stock of the Company, par value $0.001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, of which Two Hundred Five Million Three Hundred Ninety-Nine Thousand One Hundred Fifty-Five (205,399,155) shares of common stock of the Company were issued and outstanding.

(b)   The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Encumbrances, other than restrictions on transfer under applicable securities laws.  The Company has reserved from its duly authorized capital stock the shares of Company Common Stock issuable pursuant to this Agreement.  All of the issued and outstanding equity securities of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities Laws.

3.4   No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person is required for the valid authorization, execution and delivery by the Company of this Agreement, or for its consummation of the transactions contemplated hereby, or for the valid authorization, issuance and delivery of the Securities, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

3.5   Title to Assets, Properties and Rights.

The Company and its subsidiaries have good and marketable title to all properties, interests in properties and assets (real, personal, intangible or mixed) used by the Company and its subsidiaries in the conduct of its business, free and clear of all Encumbrances except for any Encumbrances that could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries (a “Material Adverse Effect”).

3.6   Compliance; Licenses and Permits.

The Company and its subsidiaries have complied in all material respects with, and neither the Company nor any of its subsidiaries is in violation in any respect of, any Law or Permit applicable to the business of the Company and its subsidiaries as presently or previously conducted, or as currently proposed to be conducted.  The Company and its subsidiaries have all licenses and permits of all Governmental Authorities (collectively, “Permits”) which are required for the conduct of the business presently or previously conducted by the Company and its subsidiaries, which Permits are in full force and effect, and no violations are outstanding or uncured with respect to any such Permits and no Proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permits.

3.7   Litigation.

Except as could not reasonably be expected to have a Material Adverse Effect, there is no action, suit, customer claim, counterclaim, proceeding or investigation at law or in equity or by or before any Governmental Authority or other agency (collectively, “Proceedings”) now pending or, to the best knowledge of the Company, threatened against or by the Company or its subsidiaries, or affecting the Company or its subsidiaries or any of their respective assets or properties, nor, to the best knowledge of the Company, does there exist any basis for any such pending or threatened Proceeding.

3.8   SEC Reports; Financial Statements.

Except with regard to the report filed by the Company for the quarterly period ended June 30, 2009, during the two (2) years prior to the date hereof, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments disclosed therein.

3.9   Material Changes.

Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer or director, except pursuant to existing Company stock option or restricted stock plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.9, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.10   Litigation.

There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.11   Listing and Maintenance Requirements.

The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the trading market on which the Company Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to Purchaser the maximum number of Securities contemplated by this Agreement.

3.12   Offering Exemption.

The offering, sale, and issuance of the Securities are exempt from registration under the Securities Act and the rules and regulations promulgated thereunder.

3.13   Use of Proceeds.

The proceeds received by the Company from the sale of the Securities at the Closing shall be used by the Company solely as a contribution to the LLC.

3.14   Disclosure.

Neither this Agreement nor any other document provided to the Purchaser by the Company in connection with the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date thereof or the applicable Closing Date.  There is no fact known to the Company (other than future general economic or market conditions or future governmental regulation not currently pending or proposed or introduced) which materially adversely affects or in the future may materially adversely affect the business, operations, affairs, prospects, condition, properties or assets of the Company and its subsidiaries.

3.15   Taxes.

All Tax Returns required to be filed by or with respect to the Company (including any consolidated, combined or unitary Tax Return that includes the Company) have been timely filed.  All Taxes required to be shown on such Tax Returns or otherwise due by or with respect to the Company have been timely paid.  All such Tax Returns are true, correct and complete in all material respects.  No adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority and, to the Knowledge of the Company, no basis exists for any such adjustment.  To the Knowledge of the Company, there are no pending or threatened Actions for the assessment or collection of Taxes against the Company or any Person that was included in the filing of a Tax Return with the Company on a consolidated, combined or unitary basis.  There are no Tax liens on any of the Company’s assets.  There are no requests for information outstanding that could affect the Taxes relating to the Company.  The Company has not received any notice or inquiry from any jurisdiction where the Company does not currently file Tax Returns to the effect that such filings may be required with respect to the Company or that the Company may otherwise be subject to taxation by such jurisdiction.  The Company has properly and timely withheld, collected or deposited all amounts required to be withheld, collected or deposited in respect of Taxes.  There are no Tax investigations, inquiries or audits by any Tax authority in progress relating to the Company, nor has the Company received any written notice indicating that a Governmental Authority intends to conduct such an audit or investigation.

ARTICLE IV

REPRESENTATIONS OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

4.1   Authorization; No Conflicts.

Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all requisite action of Purchaser, and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.  Purchaser’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated hereby, and its compliance with the provisions hereof will not (a) violate any provision of any Law applicable to Purchaser or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or its subsidiaries or the Purchaser or under the Fundamental Documents of Purchaser.

4.2   No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person is required for the valid authorization, execution and delivery by Purchaser of this Agreement, or for its consummation of the transactions contemplated hereby, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

4.3   Investment Representations.

(a)   Purchaser has such knowledge and experience in financial and business matters that he or it is capable of utilizing the information made available to such Purchaser, including the information included in reports filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto.

(b)   Purchaser represents and warrants that it is an "accredited investor" within the meaning of Regulation D, promulgated by the Commission under the Securities Act.

(c)   Purchaser understands and acknowledges that the offering of the Securities has not been considered or approved by any Governmental Authority.

(d)   Purchaser recognizes that an investment in the Company involves certain risks, and has taken full cognizance of the risk factors related to the Securities.

(e)   The Securities issued to Purchaser were issued for such Purchaser’s own account, for investment purposes only and were not acquired with a view towards resale or further distribution. Purchaser understands that the Securities have not been registered for sale under the Securities Act or registered or qualified under any applicable state securities Laws and that the Securities issued to such Purchaser cannot be offered for sale or sold by such Purchaser or anyone acting for such Purchaser's account or on such Purchaser’s behalf without the registration of the Securities, as applicable, and/or the fulfillment of other regulatory requirements or the availability of an exemption from registration or any other such requirements.

(f)   Purchaser further understands that, with respect to the Securities, the exemption from registration afforded by Rule 144 (the provisions of which are known to Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of such Securities only in limited amounts.

(g)   Purchaser has not and none of its officers, directors or employees (or any affiliate of the foregoing) employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby and Purchaser will not have any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

(h)   Purchaser further understands that the Company is entering into this Agreement with Purchaser in reliance upon Purchaser’s representations to the Company contained in this Section 4.3.
ARTICLE V
CLOSING CONDITIONS

5.1   Purchaser’s Closing Conditions.

(a)   The obligations of the Purchaser under Section 2.1 of this Agreement are subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(i)   Representations and Warranties.  The representations and warranties of the Company contained in Section 3 of this Agreement shall be true on and as of the Closing Date.

(ii)   Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(iii)   Approvals.  The Company shall have obtained any and all consents, waivers, registrations, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other person required for the valid execution of this Agreement and for the consummation of the transactions contemplated hereby.

(iv)   Related Documents.  The applicable parties have executed and delivered the LLC Contribution Agreement and the LLC Agreement.

(v)   Cuming Stock Purchase Agreement. The parties to the SPA shall have consummated the transactions contemplated by the SPA, including entering into that certain lease pursuant to Section 7.1(l) of the SPA.

5.2   Company’s Closing Conditions.

(a)   The obligations of the Company under Section 2.1 of this Agreement are subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(i)   Representations and Warranties.  The representations and warranties of the Purchaser contained in Article 4 of this Agreement shall be true on and as of the Closing Date

(ii)   Payment of Purchase Price.  The Purchaser shall have delivered the Purchase Price as contemplated by Section 2.1 of this Agreement.

(iii)   Approvals.  The Company shall have obtained any and all consents, waivers, registrations, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other person required for the valid execution of this Agreement and for the consummation of the transactions contemplated hereby.

(iv)   Related Documents.  The applicable parties have executed and delivered the LLC Contribution Agreement and the LLC Agreement.

(v)   Cuming Stock Purchase Agreement. The parties to the SPA shall have consummated the transactions contemplated by the SPA, including entering into that certain lease pursuant to Section 7.1(l) of the SPA.

ARTICLE VI

MISCELLANEOUS

6.1   Certain Definitions.

“Action” means any Claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Claim” means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

“Commission” means the Securities and Exchange Commission.

“Conveyance Taxes” means all transfer, stamp, stock transfer and similar Taxes.

“Encumbrance” means any mortgages, Judgments, claims, liens, security interests, pledges, escrows, charges, preemptive rights, rights of first offer or first refusal or other encumbrances of any kind or character whatsoever.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Documents” means the documents by which a Person (other than an individual) established legal existence or which govern its internal affairs.  For example, the “Fundamental Documents” of a corporation would be its charter, including any certificates of designations filed with the applicable Secretary of State, and by-laws.

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

“Judgments” means all judgments, injunctions, citations, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties is bound.

“Knowledge” means, with respect to the Company, the knowledge of Eugene L. Butler.

“Law” means, as to any Person, all provisions of laws, statutes, published ordinances, rules, regulations and all permits, certificates or orders of any Governmental Authority, applicable to such Person or any of its properties or assets, and all Judgments, applicable to such Person.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Tax Returns” means any return, declaration, report, election, Claim for refund or information return or other statement or form filed or required to be filed with any Tax authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

6.2   Reservation of Common Stock.

As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, a sufficient number of shares of Company Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

6.3   Rule 144; Registration Rights.

(a)   The Company covenants that it will file the reports required to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities Act), and it will take such further action as Purchaser may reasonably request, or to the extent required from time to time to enable Purchaser to sell its Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, “Rule 144”).  Upon request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such requirements.

(b)   If at any time after the six (6) month anniversary of the Closing Date, the Purchaser is unable to sell the Shares pursuant to Rule 144 due to the Company’s failure to make current public information available in accordance with the applicable requirements of section (c) of Rule 144 under the Securities Act, then the Purchaser shall have the right, exercisable by making a written request (the “Demand Request”) to the Company to require the Company to file a registration statement (the “Demand Registration Statement”) with the Commission covering, for the Purchaser, all of the Shares, on commercially reasonable terms; provided, however, that, the Purchaser shall not have the right under this Section 6.3 to make more than one (1) Demand Request, and the Company’s obligation under this Section 6.3 shall be limited to no more than one (1) Demand Registration Statement, and; provided further, that if the Company corrects any such failure to make current public information available in accordance with section (c) of Rule 144 under the Securities Act prior to its receipt of such Demand Request from Purchaser, then the Purchaser shall not have the right to exercise its right under this Section 6.3(b) due to such failure (but Purchaser shall retain its rights hereunder in respect of any subsequent failure to make such current public information available).  The Company will file the Demand Registration Statement no later than sixty (60) days after the Company’s receipt of the Demand Request.

(c)   Registration expenses in connection with any registration pursuant to Section 6.3(b) above shall be borne by the Company as is customary for such registration rights, regardless of whether or not such registration has become effective.

6.4   Survival.

All covenants, agreements, representations and warranties made by the Company in this Agreement or any certificate or instrument delivered to the Purchaser pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities.

6.5   No Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

6.6   Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that Purchaser may assign any of its rights under this Agreement to any affiliate of Purchaser, provided that such assignment does not subject the Company to any additional obligation under or violation of the Securities Act, the Exchange act or any other securities law.

6.7   Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8   Notices.

Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon the date of transmittal of services via telecopy to the party to whom notice is given, or on the third day after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid and addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Deep Down, Inc.
8827 W. Sam Houston Parkway N., Suite 100
Houston, TX 77040
Fax: (281) 949-5086
Attention:  Michael J. Newbury

with a copy to:

Looper Reed & McGraw, P.C.
1300 Post Oak Blvd, Suite 2000
Houston, Texas 77056
Facsimile: (713) 986-7100
Attention: Jeffrey D. Hopkins

If to Purchaser, to:

Flotation Investor, LLC
c/o York Capital Management
767 Fifth Avenue, 17th Floor
New York, NY  10153
Attention:  Joshua Ratner

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Fax: (212) 872-1002
Attention:  Geoffrey Secol

6.9   Amendments and Waivers.

No amendment to or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both the Company and Purchaser.  No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.10   Entire Agreement; Severability.

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.11   Binding Arbitration.

(a)   AAA Arbitration.  In the event of any dispute, claim or controversy between or among the parties to this Agreement arising out of or relating to this Agreement or any breach thereof, including, without limitation, any claim that this Agreement or any of its parts is invalid, illegal or otherwise voidable or void, whether such dispute, claim or controversy sounds in contract, tort, equity or otherwise, and whether such dispute, claim or controversy relates to the meaning, interpretation, effect, validity, performance or enforcement of the Agreement, such dispute, claim or controversy shall be settled by and through an arbitration proceeding to be administered by the American Arbitration Association (or any like organization successor thereto) in New York, New York, in accordance with the American Arbitration Association’s Commercial Arbitration Rules.  Each of the parties to this Agreement hereby agrees and consents to such venue and waives any objection thereto.  The arbitrability of any such dispute, claim or controversy shall likewise be determined in such arbitration.  Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association.  Both the foregoing agreement of the parties to this Agreement to arbitrate any and all such disputes, claims and controversies and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.  Notwithstanding any provision of this Agreement relating to which state laws govern this Agreement, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et seq.) and the federal common law of arbitration.

(b)   Procedure.  Such arbitration may be initiated by written notice from any party to this Agreement to the other parties hereto setting forth a demand for arbitration and detailing with specificity the nature of the dispute, claim or controversy to be arbitrated (the “Arbitration Notice”).  Within two (2) business days following receipt of the Arbitration Notice, each party shall exchange lists of three (3) acceptable, qualified arbitrators.  Within two (2) business days following the exchange of lists of acceptable arbitrators, the parties shall select by mutual agreement (3) three arbitrators from their original lists.  If no such agreement is reached within seven (7) business days following the delivery of the Arbitration Notice, the New York office of the American Arbitration Association shall select (3) three arbitrators from the original lists provided by the parties to serve as the arbitrators.  Time is of the essence of this arbitration procedure, and all arbitration hearings will, unless determined to be impracticable or not in the interests of justice by the arbitrators, be commenced within ninety (90) days of the service of a demand for arbitration, and the arbitrators shall be instructed and required to render his or her decision within ten (10) days following completion of the arbitration.  The arbitrators shall provide a written statement setting forth the factual basis and legal reasoning supporting any decision or award, pursuant to Rule R-42(b) of the American Arbitration Association’s Commercial Arbitration Rules.

(c)   Discovery Rules.  The parties will be entitled to take discovery in accordance with the provisions of the New York Rules of Civil Procedure, but either party may request that the arbitrator limit the amount or scope of discovery and, in determining whether to do so, the arbitrators shall balance the need for discovery against the parties’ mutual desire to resolve disputes expeditiously and inexpensively.

(d)   Qualifications of Arbitrators.  The arbitrators in any such arbitration shall, insofar as is practicable, be a person who is expert in the subject matter of the dispute.

(e)   Governing Law.  The arbitrators shall follow any applicable federal and New York state substantive law.

(f)   Opportunity to Present Evidence.  Prior to rendering his or her determination or award, the arbitrator(s) shall afford each party an opportunity to express its views as to the proper determination of the matters under arbitration, orally or in writing as the arbitrators may deem appropriate; provided, however, that (i) any party submitting written material shall be required to submit a copy of that material to the other parties, who shall have the opportunity to submit a written reply to that material within ten (10) business days, and (ii) if any party is to submit oral statements, the other parties shall be afforded a reasonable opportunity to be present at the time at which these oral statements are made before the arbitrator(s) and to reply orally.

(g)   Experts Engaged by Arbitrators.  The arbitrators may, at their discretion and at the expense of the parties who will bear the cost of the arbitration, employ an expert to assist them in their determination.

(h)   Costs of Arbitration.  The fees of the arbitrators and the cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including, without limitation, attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the arbitrators’ judgment.

(i)   Venue and Jurisdiction.  This Agreement and all matters related to this Agreement will be construed and enforced in accordance with the internal laws of New York irrespective of its conflicts of law rules.  The parties hereby consent to the jurisdiction of, and venue in, the courts in the County of New York, New York, to enforce any arbitration award or to hear any application for injunctive relief as provided for in this Agreement.

(j)   Exclusive Remedy.  The parties to this Agreement agree that arbitration as set forth above shall be the sole means of resolving any disputes, claims and controversies among them arising out of this Agreement.  The parties to this Agreement hereby waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the others and agree that in the event of a dispute between or among them, each shall be limited to the recovery of only the actual damages sustained.

(k)   Survival.  The arbitration provisions of this Section 6.11 are self-executing and shall remain in full force and effect after the expiration or termination of this Agreement.  If any party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise, notwithstanding such failure to appear.

(l)   Injunctive Relief.  The obligation herein to arbitrate shall not prevent any party from seeking temporary restraining orders, preliminary injunctions or other procedures in a court to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

(m)   ACKNOWLEDGEMENT. EACH PARTY TO THIS AGREEMENT UNDERSTANDS AND AGREES THAT:

(i)   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

(ii)   EACH PARTY TO THIS AGREEMENT IS WAIVING ITS RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

(iii)   PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

(iv)   ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATOR(S) IS STRICTLY LIMITED.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement as of the day and year first above written.

DEEP DOWN, INC.

By:	/s/ Eugene L. Butler
Name: Eugene L. Butler
Title: Executive Chairman

FLOTATION INVESTOR, LLC

By:	/s/ Joshua Ratner
Name: Joshua Ratner
Title: VP & Secretary